SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): OCTOBER 14, 1997
                                                         ----------------


                             SPS TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)



          PENNSYLVANIA                  1-4416                   23-1116110
 ---------------------------     ----------------------      ------------------
(State or other jurisdiction    (Commission file number)       (IRS employer
        of incorporation)                                    identification no.)


         101 GREENWOOD AVENUE, SUITE 470, JENKINTOWN, PENNSYLVANIA 19046
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (215) 517-2000
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              (Registrant's telephone number, including area code)


                        There are 3 pages in this Report.



                                   Page 1 of 3







ITEM 9.  RECENT SALES OF UNREGISTERED SECURITIES

     On October 14, 1997, SPS Technologies, Inc. (the "Company") issued 2,890 shares of its common stock, par value $.50 per share (the "SPS Shares"), to certain employees of Mohawk Europa Limited, an Irish corporation ("Mohawk") who are participants in Mohawk's Employee Participation Scheme (the "Scheme") and to the Trustee of the Scheme. The SPS Shares were issued in exchange for an aggregate of 87,404 shares of the common stock of Mohawk at a valuation of $44.61 per SPS Share. The transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Rule 903(c)(2) promulgated thereunder, as a sale made in an offshore transaction satisfying the requirements of said Rule. The issuance of the SPS Shares was made in connection with the acquisition by the Company of the common stock of Mohawk on September 23, 1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPS TECHNOLOGIES, INC.

                                             By: /s/ William M. Shockley
                                                 ---------------------------
                                                 Name:   William M. Shockley
                                                 Title:  Vice President,
                                                         Chief Financial Officer
                                                         and Controller

DATE:  October 17, 1997

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